UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2009

THE WASHINGTON POST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.	20071
(Address of principal executive offices)	(Zip Code)

(202) 334-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 30, 2009, the Company completed the closing of its public offering of $400 million principal amount of 7.250% notes due 2019. The notes will accrue interest at a rate of 7.250% per annum, payable semi-annually on February 1 and August 1, beginning August 1, 2009. A copy of the material agreements are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1: The Underwriting Agreement dated January 27, 2009, among J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Representatives of the Underwriters, and the Company.

Exhibit 10.2: The Second Supplemental Indenture dated January 30, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The First National Bank of Chicago, as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washington Post Company (Registrant)

Date January 30, 2009	/s/ Hal S. Jones
Hal S. Jones
Senior Vice President - Finance (Principal Financial Officer)

Exhibit Index

Exhibit 10.1	The Underwriting Agreement dated January 27, 2009, among J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Representatives of the Underwriters, and the Company.

Exhibit 10.2	The Second Supplemental Indenture dated January 30, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The First National Bank of Chicago, as Trustee.